EXHIBIT 24(A)



              CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration State-ment on Form S-3 of our report dated February 17, 1993 appear-ing on page 48 of Consolidated Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 1992. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                        PRICE WATERHOUSE


600 Grant Street
Pittsburgh, Pennsylvania  15219
March 9, 1994